UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2023

AVITA Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39059	85-1021707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28159 Avenue Stanford Suite 220
Valencia, California		91355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 661 367-9170

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

AVITA Medical, Inc. will report its second quarter 2023 financial results after the close of the U.S. financial markets on Thursday, August 10, 2023. In conjunction with the report, the Company has issued a press release attached hereto as Exhibit 99.1. AVITA Medical will host a conference call and webcast August 10, 2023 at 1:30 p.m. Pacific Time to discuss its financial results and recent business highlights. A replay of the call will be available shortly after the conclusion of the call on the Company's website.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit

No. Description of Exhibit

99.1 Press release titled “AVITA Medical Reports Second Quarter Financial Results"

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVITA Medical Inc.

Date:	August 10, 2023	By:	/s/ David O'Toole
David O'Toole, Chief Financial Officer